Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

CorMedix Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered and Carry Forward Securities

CALCULATION OF REGISTRATION FEE

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(o)	-	-	-		-	-	-	-	-	-
Fees to Be Paid	Equity	Preferred Stock, $0.001 par value per share	457(o)	-	-	-		-	-	-	-	-	-
Fees to Be Paid	Debt	Debt securities	457(o)	-	-	-		-	-	-	-	-	-
Fees to Be Paid	Equity	Warrants	457(o)	-	-	-		-	-	-	-	-	-
Fees to Be Paid	Other	Units	457(o)	-	-	-		-	-	-	-	-	-
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (1)	457(o)	-	-	-		-	-	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-		-	-	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.001 par value per share	415(a)(6)	-	-	-		-	-	S-3	333-258756	August 20, 2021	-
Carry Forward Securities	Equity	Preferred Stock, $0.001 par value per share	415(a)(6)	-	-	-		-	-	S-3	333-258756	August 20, 2021	-
Carry Forward Securities	Debt	Debt securities	415(a)(6)	-	-	-		-	-	S-3	333-258756	August 20, 2021	-
Carry Forward Securities	Equity	Warrants	415(a)(6)	-	-	-		-	-	S-3	333-258756	August 20, 2021
Carry Forward Securities	Other	Units	415(a)(6)	-	-	-		-	-	S-3	333-258756	August 20, 2021	-
Carry Forward Securities	Unallocated (Universal) Shelf	(3)	415(a)(6)	(3)	-	$104,400,000	(3)	0.0001091	-	S-3	333-258756	August 20, 2021	$11,390.04
Carry Forward Securities	Total Offering Amounts					$150,000,000			-
Carry Forward Securities	Total Fees Previously Paid					$16,365			-
Carry Forward Securities	Total Fee Offsets					$4,974.96			-
Carry Forward Securities	Net Fee Due					$10,749.96			-

(1)	The Registrant is registering such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transaction.

(2)	The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this registration statement exceed $150,000,000. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include unsold securities previously registered by the registrant on the Registrant’s registration statement (File No. 333-258756) filed on August 12, 2021 and declared effective on August 20, 2021 (the “Prior Registration Statement”). The Prior Registration Statement registered the offer and sale of an indeterminate number or amount of common stock, preferred stock, warrants, debt securities and units having an aggregate initial offering price of $150,000,000, of which securities in the amount of approximately $104,400,000 remain unsold as of the date of filing of this registration statement. The Registrant has determined to include in this registration statement certain unsold securities under the Prior Registration Statement with an aggregate offering price of $104,400,000, or the Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes all of the Unsold Securities and the Registrant is applying the previously paid filing fee associated with the Unsold Securities to this registration statement. As a result, no fee is being paid in connection with this filing. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells or issues any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)	Each unit consists of any combination of two or more of the securities being registered hereby.